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                                                                EXHIBIT 99(a)(3)


                        [LETTERHEAD OF PUBLIC STORAGE]


                                                   December 4, 1996



     Re:  Tender Offer for Units of
     PS Partners III, Ltd.
     ----------------------------

Dear Unitholder:

     As a Unitholder of PS Partners III, Ltd. (the "Partnership"), Public Storage, Inc. ("PSI") mailed to you on December 4, 1996 an Offer to Purchase dated December 4, 1996 wherein PSI is offering to purchase for cash limited partnership units of the Partnership.

     Your telephone number is not part of our records. We would like to answer any questions you may have regarding the Offer to Purchase and could do so if you would either:

     1. Provide us with your telephone number and a convenient time to contact you by filling in and returning the enclosed card to PSI in the enclosed postage-paid envelope, or

     2. Call Christopher Weil & Company, Inc., the company retained by Public Storage, Inc. to assist limited partners in understanding the Offer to Purchase, at (800) 478-2605.


  Thank you for your prompt attention to this matter.

                                 Very truly yours,

                                 PUBLIC STORAGE, INC.



                                 By:  /s/ Harvey Lenkin
                                      ______________________________
                                      Harvey Lenkin
                                      President

Enclosures

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                Tender Offer for Units of PS Partners III, Ltd.

Please return to:  Public Storage, Inc.
                   P.O. Box 25039
                   Glendale, CA 91221-9985


------------------------------------------           --------------------------
Name and address of registered holder                 Telephone number


                                                     --------------------------
                                                     --------------------------
                                                     Convenient time to contact


------------------------------------------           --------------------------
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                        [LETTERHEAD OF PUBLIC STORAGE]


Enclosed is an Offer to Purchase for cash limited partnership units of PS Partners III, Ltd. by Public Storage, Inc. dated December 4, 1996. If you are a beneficial owner of units in PS Partners III, Ltd. and would like to participate in the Offer to Purchase, please contact the registered holder of the units.


December 4, 1996